                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
       (Amounts in thousands, except number of shares and per share data)

                                           Nine Months Ended September 30,       Three Months Ended September 30,
                                            -------------------------------      --------------------------------

                                              1996         1997         1997         1996          1997         1997
                                              RMB          RMB           US$         RMB            US$          RMB
                                           ----------   ----------   ----------     ----------   ----------    ------
PRIMARY

Net income, as reported                        53,916       44,772        5,401        21,034       10,076        1,216
                                           ==========   ==========   ==========   ===========   ==========   ==========

Weighted average number of shares
  of common stock outstanding:
Share of common stock
  outstanding on January 1                 11,700,063   12,700,109   12,700,109    11,700,063   12,700,109   12,700,109
Share issued as a result of rounding
  from reverse stock split                         46           32           32            46           32           32
1,000,000 shares of common stock
  issued on June 10, 1996                     410,256            -            -     1,000,000            -            -
                                           ----------   ----------   ----------   -----------   ----------   ----------
Weighted average number of
  shares of common stock outstanding       12,110,365   12,700,141   12,700,141    12,700,109   12,700,141   12,700,141

Shares of common stock
  issuable assuming conversion of
  the Convertible Preferred Stock

  - Series A                                3,600,000    3,600,000    3,600,000     3,600,000    3,600,000    3,600,000
  - Series B                                  680,000      680,000      680,000       680,000      680,000      680,000

Shares of common stock issuable
  assuming exercise of stock options,
  reduced by the number of shares
  which could have been purchased
  with the proceeds from exercise of
  such stock options                          171,279            -            -       127,303            -            -
                                           ----------   ----------   ----------   -----------   ----------   ----------
 Total weighted average number of
  shares of common stock and
  common stock equivalents
  outstanding                              16,561,644   16,980,141   16,980,141    17,107,412   16,980,141   16,980,141
                                           ==========   ==========   ==========   ===========   ==========   ==========
Earnings per common share
  - Primary                                      3.26         2.64         0.32          1.23         0.59         0.07
                                           ==========   ==========   ==========   ===========   ==========   ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
       (Amounts in thousands, except number of shares and per share data)

                                            Nine Months Ended September 30,                 Three Months Ended September 30,
                                            -------------------------------                 --------------------------------

                                             1996         1997         1997                 1996          1997          1997
                                             RMB          RMB          US$                  RMB           US$           RMB
                                             ----         ----         ----                 ----          ----          ----

FULLY DILUTED

Net income, as reported                    53,916       44,772        5,401               21,034        10,076         1,216
Add after tax interest expense
 applicable to Convertible
 Debenture                                  1,224        8,584        1,035                1,224         2,860           345
                                          -------      -------      -------              -------       -------       -------
Net income, as adjusted                    55,140       53,356        6,436               22,258        12,936         1,561
                                          =======      =======      =======              =======       =======       =======

Weighted average number of shares
 of common stock outstanding:
Share of common stock
 outstanding on January 1              11,700,063   12,700,109   12,700,109           11,700,063    12,700,109    12,700,109
Share issued as a result of rounding
 from reverse stock split                      46           32           32                   46            32            32
1,000,000 shares of common stock
 issued on June 10, 1996                  410,256            -            -            1,000,000             -             -
                                       ----------   ----------   ----------           ----------     ----------   ----------
Weighted average number of
 shares of common stock outstanding    12,110,365   12,700,141   12,700,141           12,700,109     12,700,141   12,700,141

Shares of common stock
 issuable assuming conversion of
 the Convertible Preferred Stock

 - Series A                             3,600,000    3,600,000    3,600,000            3,600,000      3,600,000    3,600,000
 - Series B                               680,000      680,000      680,000              680,000        680,000      680,000

Shares of common stock issuable
 assuming conversion of the
 Convertible Debentures on
 August 23, 1996                          328,571    2,300,000    2,300,000              975,000      2,300,000    2,300,000

Shares of common stock issuable
 assuming exercise of stock options,
 reduced by the number of shares
 which could have been purchased
 with the proceeds from exercise of
 such stock options                       244,484            -            -              244,484              -            -
                                       ----------   ----------   ----------           ----------     ----------   ----------
Total weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding                           16,963,420   19,280,141   19,280,141           18,199,593     19,280,141   19,280,141
                                       ==========   ==========   ==========           ==========     ==========   ==========
Earnings per common share
 - Fully Diluted                             3.25         2.77         0.33                 1.22           0.67         0.08
                                       ==========   ==========   ==========           ==========     ==========   ==========